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                                  EXHIBIT 10.7

                                   COUNTY BANK

                         DEFERRED COMPENSATION AGREEMENT

         This Deferred Compensation Agreement ("Agreement") is made this ________ day of _____________, 1995, by and between Capital Corp of the West, a California corporation and County Bank, a California banking corporation on the one hand (Collectively the "Bank"), their successors or assigns, and ____________________________ (the "Director").

                                     RECITAL

         To encourage the Director to remain a member of the Bank's Board of Directors, the Bank is willing to provide to the Director a deferred compensation opportunity. The Bank will pay the benefits from its general assets. The Bank will purchase a life insurance policy on the Director's life, owned by the Bank and with the Bank as the sole beneficiary, in order to provide the director or his or her beneficiary with certain benefits payable upon the death of the Director, or upon the Director's normal termination date.

                                    AGREEMENT

         The Director and the Bank agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS


         1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:
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1.1.1             A "Change of Control" shall be deemed to have occurred
     if (i) a tender offer shall be make and consummated for the ownership of 25% or more of the outstanding voting securities of the Bank; (ii) the Bank shall be merged or consolidated with another bank or corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities or the surviving or resulting bank or corporation shall be owned in the aggregate by the former shareholders of the Bank, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of the party to such merger or consolidation, as the same shall have existed immediately prior to such merger of consolidation; (iii) the Bank shall sell substantially all of its assets to another bank or corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning or Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 25% or more of the outstanding voting securities of the Bank (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

     1.1.2 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

     1.1.3 "Disability" shall mean the inability of the Director to perform the duties and responsibilities of his or her position with the Bank in a normal and regular manner, due to mental or physical illness of injury, for a period of ninety (90) consecutive days, or for fifty percent (50%) of more of the normal working days during a period of one hundred eighty (180) consecutive days. Determination of the Director's Disability shall be made by the Bank's Board of Director's, which determination shall not be unreasonable or arbitrary and shall be supported by medical opinion. The Director shall be ineligible to participate in such disability determination. Director shall, if requested by the Bank's board of Directors, submit to a mental or physical examination to assist the Board of Directors in making its determination of Disability hereunder. The psychiatrist or physician performing such examination shall be selected by the Bank and Director, or the Director's representative if the Director is not able to participate in such selection.

     1.1.4     "Election Form" means the Form attached as Exhibit 1.

     1.1.5     "Fees" means the total director's fees payable to the Director.

     1.1.6 "Normal Termination Date" means the Director attaining age seventy (70) and completing ten (10) Years of Service beginning on the date of this Agreement.

     1.1.7     "Termination of Service" means the Director ceasing to be a member of the Bank's Board of Directors for any reason whatsoever.
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     1.1.8     "Years of Service" means the total number of twelve-month periods during which the Director serves as a member of the Bank's Board of Directors.


                                    ARTICLE 2

                                DEFERRAL ELECTION

     2.1 INITIAL ELECTION. The Director shall make as initial deferral election under this Agreement by filing with the Bank a signed Election Form within 30 days after the date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred and the form of benefit payment. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Bank.

     2.2       ELECTION CHANGES.

          2.2.1 GENERALLY. The Director may modify the amount of Fees to be deferred by filing a subsequent signed Election Form with the Bank. The modified deferral shall not be effective until the calender year following the year in which the subsequent Election form is received by the Bank. The Director may not change the form of benefit payment initially elected under Section 2.1.

          2.2.2 HARDSHIP. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe of similar event outside the control of the Director occurs, the Director, by written instructions to the Bank, may reduce future deferrals under this Agreement.

                                    ARTICLE 3

                                DEFERRAL ACCOUNT

     3.1 ESTABLISHING AND CREDITING. The Bank shall establish a Deferral Account on its books for the Director, and shall credit to the Deferral Account the following amounts:

          3.1.1 DEFERRALS. The Fees deferred by the Director as of the time the fees would have otherwise been paid to the Director.
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          3.1.2       INTEREST.  On the first day of each month and immediately
                 prior to the payment of any benefits, interest on the account balance at an annual rate, equal to the prime interest rate as published in the West Coast edition of THE WALL STREET JOURNAL. The interest rate shall be adjusted annually on January 1 and shall continue unchanged for the year until the next adjustment date.

     3.2 STATEMENT OF ACCOUNTS. The Bank shall provide to the Director, prior to April 15 of each year, a statement setting forth the Deferral Account balance.

     3.3 ACCOUNTING DEVICE ONLY. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere promise by the Bank to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.


                                    ARTICLE 4

                                LIFETIME BENEFITS

     4.1 NORMAL TERMINATION BENEFIT. Upon the Director's Termination of Service on the normal termination date as described in Section 1.1.6, the Bank shall pay to the Director the benefit described in this
          Section 4.1.

          4.1.1 AMOUNT OF BENEFIT. The benefit under this Section 4.1 is $13,914 per year for ten (10) years commencing on the date elected by the Director.

          4.1.2 The benefit as described in 4.1.1 is in lieu of the balance in the Deferral Account. Said balance reverts back to the Bank.

     4.2 EARLY TERMINATION BENEFIT. If the Director terminates service as a director before the Normal Termination Date, and for reasons other than death or Disability, the Bank shall pay to the Director the benefit described in this Section 4.2.

          4.2.1 AMOUNT OF BENEFIT. The benefit under this Section 4.2 is the Deferral Account balance at the time of early termination.

          4.2.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director in the form elected by the Director or on the Election Form. The Bank shall continue to credit interest under Section 3.1.2.
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     4.3         DISABILITY BENEFIT. If the Director terminates service as a director for Disability prior to the Normal Retirement Date, the Bank shall pay to the Director the benefit described in this Section 4.3.

          4.3.1 AMOUNT OF BENEFIT. The benefit under this Section 4.3 is the Deferral Account balance at the Director's Termination of Service.

          4.3.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director in the form elected by the Director on the Election Form. The Bank shall continue to credit interest under Section 3.1.2.

     4.4 CHANGE OF CONTROL BENEFIT. Upon a Change of Control while the Director is in the active service of the Bank, the Bank shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

          4.4.1 AMOUNT OF BENEFIT. The benefit under this Section 4.4 is the Deferral Account balance at the date of the Director's Termination of Service.

          4.4.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director in a lump sum within ninety (90) days after the Director's Termination of Service.

     4.5 HARDSHIP DISTRIBUTION. Upon the Bank's determination (following petition by the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Bank shall distribute to the Director all or a portion of the Deferral Account balance as determined by the Bank, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.


                                    ARTICLE 5

                                 DEATH BENEFITS

     5.1 DEATH DURING ACTIVE SERVICE. If the Director dies while in the active service of the Bank, the Bank shall pay to the Director's beneficiary the benefit described in this Section 5.1.

          5.1.1 AMOUNT OF BENEFIT. The benefit under Section 5.1 is an annual amount of $13,914 for ten (10) years, commencing within ninety (90) days following the day that the Bank receives notification of the Director's death, and paid on that same date annually thereafter until the tenth (10) year after the Director's death.
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          5.1.2       The benefit as described in 5.1.1 is in lieu of the
                 balance in the Deferral Account. Said balance reverts back to the Bank.

     5.2 DEATH DURING BENEFIT PERIOD. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.


                                    ARTICLE 6

                                  BENEFICIARIES

     6.1 BENEFICIARY DESIGNATIONS. The Director shall designate a beneficiary by filing a written designation with Bank. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Bank during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children of descendants survive, to the Director's estate.

     6.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit

                                     ARTICLE 7

                                GENERAL LIMITATION

     7.1 SUICIDE. If the Director commits suicide within two (2) years after the date of this Agreement, or if the director has made any material misstatement of fact on any application for life insurance purchased by the Bank, the only benefits payable will be limited to the balance of the Deferral Account.
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          7.1.1       PAYMENT OF BENEFIT. The Bank shall pay the benefit to the
                 Director's beneficiary in the form elected by the Director on the Election Form. The Bank shall continue to credit interest under Section 3.1.2.


                                    ARTICLE 8

                          CLAIMS AND REVIEW PROCEDURES

     8.1 CLAIMS PROCEDURE. The Bank shall notify the Director's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or none eligibility for benefits under this Agreement. If the Bank determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) day period.

     8.2 REVIEW PROCEDURE. If the beneficiary is determined by the Bank not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Bank orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the beneficiary of its decision in writing within the sixty (60) day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Bank, but notice of this deferral shall be given to the beneficiary.

                                    ARTICLE 9

                           AMENDMENTS AND TERMINATION

     9.1 AMENDMENT. The Bank may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Director prior to actual receipt,
          (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank (other than the financial impact of paying the benefits) or (iii) is prohibited by law, regulation or order of a banking regulatory agency. In no event shall this Agreement be terminated without payment to the Director of the Deferral Account balance attributable to the Director's deferrals and interest credited on such amounts pursuant to Section 3.1.2.

                                   ARTICLE 10

     10.1 NON-ASSIGNABLE. Neither the Director, his or her spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Director or his or her beneficiary of any of them, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

     10.2 UNSECURED GENERAL CREDITOR. The Director's rights are limited to the right to receive payments as provided in this Agreement and the Director's position with respect thereto is that of a general unsecured creditor of the Bank.

     10.3 REORGANIZATION. The Bank shall not voluntarily engage in a Change of Control of the Bank unless and until such succeeding or continuing corporation, bank, firm, entity or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term"Bank" as used in this Agreement shall be deemed to refer to such successor or survivor corporation, bank, firm or person.

     10.4        NOT A GUARANTEE OF ELECTION AS DIRECTOR. This
          Agreement shall not be deemed to constitute a contract or agreement that the Bank shall be required to propose the Director as a nominee for election to the Board of Directors of the Bank or to have the Bank's proxy holders vote in favor of the election of the Director to the Bank's Board of Directors.

     10.5 LIQUIDATED DAMAGES. The parties hereto, before entering into this Agreement, have been concerned with the fact that substantial damages will be suffered by Director in he event that the Bank shall fail to perform according to this Agreement. In the event of nonperformance by the Bank for a period of thirty
          (30) days from the time any such payment was scheduled to be made pursuant to this Agreement, Director shall immediately be entitled to liquidated damages equal to one and one-half (1-1/2) times the remaining payments due Director under this Agreement. This provision shall not be applicable in the event that such nonpayment is the result of prohibition of such payment by law, regulation or order of a banking regulatory agency.

     10.6 SUCCESSORS AND ASSIGNS; ASSIGNMENT. The rights and obligations of this Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and personal representatives of the parties hereto. Director may not assign this Agreement of any of Director's rights hereunder except with the prior written consent of the Bank.

     10.7 SEVERABILITY. If any provision of this Agreement, as applied to either party or to any circumstance, is judged by a court to be void or unenforceable, in whole or in part, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforce ability of this Agreement.

     10.8        APPLICABLE LAW; JURISDICTION AND VENUE. This
          Agreement and all matters or issues collateral hereto shall be governed by the laws of the State of California applicable to contracts performed entirely therein. Director and Bank each consent to the jurisdiction of, and any action concerning this Agreement shall be brought and tried in, the United States District Court for the Eastern District of California or the Superior or Municipal court for the County of Merced.

     10.9 WAIVER. A waiver by either party of any of the terms or conditions of this Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

     10.10 ATTORNEY'S FEES. If any legal action or other proceeding is brought for the enforcement of the Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     10.11 HEADINGS. The headings in this Agreement are for convenience only and shall not in any manner affect the interpretation or construction of the Agreement or any of its provision.

     10.12 NOTICE. Any notice or other communication to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served, or if mailed, upon deposit in the United Sates mail, first class postage prepaid, express or certified, return receipt requested, and properly addressed to the parties as follows: if to Director at his last address shown in the Bank's records; if to Bank:

                                      County Bank
                                      505 West Main Street
                                      Merced, California 95340
                                      Attn: Chairman

          Either party may designate a new address for purposes of this
          Section 10.12 by giving the other notice of the new address as provided herein.
                IN WITNESS WHEREOF, the Bank has caused this Agreement to be duly executed by its proper officer and the Director has hereunto set his hand at Merced, California, the day and year first above written.


          COUNTY BANK:


          By:______________________________

          Its:______________________________


          DIRECTOR:


          --------------------------------
          DIRECTOR NAME

                                    EXHIBIT I

                                  ELECTION FORM

This election form, when properly signed, shall become part of the Deferred Compensation Agreement dated _________________________ by and between COUNTY BANK and _________________________ (the "Director").

A.       DEFERRAL ELECTION

         The undersigned hereby elects to defer $_____________ (_______________) per month from his/her Director's fees, receivable as a director of County Bank. If the amount of fees receivable in any one month is less than the amount to be deferred, the deferral shall be 100% of the fees receivable.

B.       BENEFIT PAYMENT ELECTION

         1. In case of a normal termination or death of the undersigned or a change of control, the benefits are payable as described in the Deferred Compensation Agreement.

         2. In case of early termination or disability as set forth in the Deferred Compensation Agreement, the undersigned wishes the distribution of benefits to be as follows:

         / / Lump sum distribution, provided that the total amount of benefits does not exceed $25,000.00.

         / /      $___________ per year (not to exceed $25,000.00 per year)
                  until all benefits are paid out.

         / / ________% of total benefits per year (not to exceed $25,000.00 per year) until all benefits are paid out.


SIGNED THIS ______________ DAY OF _____________________, 200____.


---------------------------------
THE "DIRECTOR"